Exhibit 99.1

News Release

Media:	Investor Relations:
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

HONEYWELL NOMINATES ROBIN WASHINGTON, CFO GILEAD SCIENCES, FOR BOARD OF DIRECTORS

MORRIS TOWNSHIP, N.J. – March 1, 2013 – Honeywell (NYSE: HON) announced today that Robin Washington, 50, Senior Vice President and Chief Financial Officer, Gilead Sciences, Inc., has been nominated for election to its Board of Directors at the April 22, 2013 annual meeting of shareowners. If elected, she will serve on the Audit and Retirement Plans Committees.

“Robin’s strong business and financial acumen make her a terrific addition to our board,” said Honeywell Chairman and Chief Executive Officer Dave Cote. “She has extensive experience in corporate governance, investor relations, and information technology at large multinational companies, and has a deep background in financial auditing and accounting. We look forward to her contributions to Honeywell’s board as we continue to drive world-class standards in financial controls and corporate governance.”

Washington joined Gilead as Senior Vice President and Chief Financial Officer in May 2008. In this role, she spearheads Gilead’s global finance, investor relations, and information technology organizations.

Prior to her time at Gilead, Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company that was acquired by Oracle Corporation in March 2007. Washington also spent nearly ten years at PeopleSoft, a provider of enterprise application software, where she became Senior Vice President and Corporate Controller. Prior to this role, Washington assumed other senior roles including Director, Finance, International Operations as well as Director, Finance, Europe, Middle East, and Africa.

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Robin Washington Nominated to Honeywell Board - 2

Washington has been recognized for her various contributions to the business world. Most recently, she was recognized as one of the 30 Outstanding Women in Finance by Treasury & Risk in 2012 and received the Distinguished Alumni Award at Pepperdine University’s Graziadio School of Business and Management in 2011, the highest honor the Graziadio School bestows upon an individual for his or her achieved influence in academia and business. In 2010, Washington was named to Black Enterprise’s 75 Most Powerful Women in Business.

Washington is a certified public accountant and holds a bachelor’s degree in business administration from the University of Michigan and a MBA from Pepperdine University. She previously served on the Board of Directors of MIPS Technologies, Inc. (recently acquired by Imagination Technologies Group PLC) and currently serves on the Board of Directors of the Children’s Discovery Museum of San Jose.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; turbochargers; and performance materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges.  For more news and information on Honeywell, please visit www.honeywellnow.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This document may be deemed to be solicitation material in respect of the solicitation of proxies from shareowners for Honeywell’s 2013 annual meeting of shareowners (“2013 Annual Meeting”). Honeywell intends to file with the Securities and Exchange Commission (the “SEC”) and make available to the shareowners of Honeywell of record on February 22, 2013 a proxy statement containing information about its nominees to Honeywell’s Board of Directors and certain other matters to be considered by the shareowners of Honeywell at its 2013 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, HONEYWELL’S SHAREOWNERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE NOMINEES AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2013 ANNUAL MEETING.

Investors will be able to obtain the proxy statement and other relevant materials, when available, free of charge at the SEC’s website (http://www.sec.gov). In addition, documents filed with the SEC by Honeywell, including the proxy statement when available, and the Annual Report on Form 10-K for the year ended December 31, 2012, will be available free of charge from Honeywell, at Honeywell’s website (http://www.honeywell.com) or by writing to Honeywell, 101 Columbia Road, Morris

Township, New Jersey 07962, c/o Vice President and Corporate Secretary.

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Robin Washington Nominated to Honeywell Board - 2

PARTICIPANTS IN THE SOLICITATION

Honeywell and its directors, nominees, and executive officers may be deemed to be participants in the solicitation of proxies from Honeywell’s shareowners with respect to the matters to be considered at the 2013 Annual Meeting. Information regarding the names, affiliations, and direct or indirect interests (by security holdings or otherwise) of these persons will be described in the proxy statement to be filed with the SEC.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

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